                                                                    Exhibit 21.1

                        SUBSIDIARIES OF THE REGISTRANT

                                  STATE OR OTHER
                                   JURISDICTION         NAMES UNDER WHICH SUCH
                                OF INCORPORATION OR         SUBSIDIARY DOES
NAME OF SUBSIDIARY                 ORGANIZATION                BUSINESS
- ---------------------------     -------------------     ----------------------
Stationery House Inc. VIP            Delaware                     (1)
 Division

Williamhouse of                      Colorado                     (1)
 California, Inc.

The Precious Collection, Inc.        Texas                        (1)

Regency Sonnell Greetings, Inc.      California                   (1)

Regency Thermographers, Inc.         Delaware                     (1)

Regency Thermographers of            California                   (1)
 California, Inc.

Regency Thermographers of            Illinois                     (1)
 Illinois, Inc.

Regency Thermographers of            Washington                   (1)
 Washington, Inc.

Notepad Funding Corporation          Delaware                     (1)
- ---------------------------          --------                     ---

(1) In addition to their actual names, the subsidiaries may do business under the following names: Ampad; Regency; Williamhouse and Williamhouse-Regency.